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                                State of Delaware

                        Office of the Secretary of State



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE
CERTIFICATE OF OWNERSHIP, WHICH MERGES:

         "MWE ACQUISITION CORP.", A DELAWARE CORPORATION, WITH AND INTO "MAGICWORKS ENTERTAINMENT INCORPORATED" UNDER THE NAME OF "MAGICWORKS ENTERTAINMENT INCORPORATED", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE ELEVENTH DAY OF SEPTEMBER, A.D. 1998, AT 11 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                                            /s/ Edward J. Freel
                                            Edward J. Freel, Secretary of State
2157668  8100M                              AUTHENTICATION:  9297544

981353676                                            DATE:  09-11-98

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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                              MWE ACQUISITION CORP.
                            (A DELAWARE CORPORATION)

                                      INTO

                      MAGICWORKS ENTERTAINMENT INCORPORATED
                            (A DELAWARE CORPORATION)

         MWE Acquisition Corp., a Delaware corporation (the "Corporation"), desiring to merge with and into Magicworks Entertainment Incorporated, a Delaware corporation (the "Subsidiary"), pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: That the Corporation owns at least ninety percent of the outstanding shares of common stock, par value $.001 per share (the "Common Stock"), of the Subsidiary. The Subsidiary has no other outstanding shares of capital stock.

SECOND: The following resolutions for merging the Corporation with and into the Subsidiary as approved by the Board of Directors of the Corporation and by the sole stockholder of the Corporation on August 6, 1998:

         RESOLVED, that the Board of Directors of MWE Acquisition Corp. (the "Company") deems it advisable, fair to and in the best interests of the Company, that the Company enter into the Agreement and Plan of Merger (the "Merger Agreement") among SFX Entertainment, Inc., a Delaware corporation ("SIX"), the Company and Magicworks Entertainment Incorporated, a Delaware corporation ("Target"), providing for the merger of the Company with and into Target (the "Merger"); that the Merger Agreement and all of the transactions contemplated thereby, including without limitation the Merger, the Stockholder Agreements and the Transactions (as each is defined in the Merger Agreement), be, and each of them hereby is, authorized and approved in all respects; and that the Executive Chairman of the Board, the President the Chief Financial Officer or any Executive Vice President (each a "Designated Officer") of the Company be, and each of them hereby is, authorized to execute and deliver on behalf of the Company the Merger Agreement with such changes therein and additions or amendments thereto, to the extent permitted by law, and any and all ancillary agreements and other documents, in such form as a Designated Officer shall approve, such Designated Officer's execution thereof to be conclusive evidence of such approval;

         FURTHER RESOLVED, that the Company is hereby authorized to commence a tender offer (the "Offer") for all outstanding shares of common stock, par value $.001 (the "Common Stock"), of Target, at a price not to exceed $4.00 per share; and that the Offer

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         shall have such other terms and conditions as shall be approved by a
         Designated Officer of the Company, including a condition that a minimum number of shares be validly tendered and not withdrawn at the time the shares are first accepted for payment under the Offer; and that the Company is hereby authorized to purchase any and all shares of Common Stock tendered pursuant to the Offer upon the terms and conditions of the Offer as set forth in the Merger Agreement;

         FURTHER RESOLVED, that the Company, upon completion of the Offer and the acceptance of shares of Common Stock pursuant to the Offer, and at such time that the Company owns at least 90 percent of shares of Common Stock, is hereby authorized to merge the Company with and into Target pursuant to Section 253 of the Delaware General Corporation Law (the "DGCL"), upon the terms and conditions prescribed and set forth herein, and that the matters and actions taken to accomplish such Merger are hereby approved and authorized;

         FURTHER RESOLVED, that the Company shall, pursuant to the provisions of the DGCL, be merged with and into Target, which shall be the surviving corporation from and after the effective time of such merger, and which is sometimes hereinafter referred to as the "surviving corporation," and which shall continue to exist as said surviving corporation under the name "Magicworks Entertainment Incorporated" pursuant to the provisions of the DGCL. The separate existence of the Company, which is sometimes hereinafter referred to as the "terminating corporation," shall cease at the effective time of the Merger in accordance with the provisions of the DGCL;

         FURTHER RESOLVED, that the surviving corporation shall possess all the rights, privileges, powers and franchises as well as of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Company and Target, all in accordance with, and with the effect stated in, Section 259 of the DGCL;

         FURTHER RESOLVED, that the Certificate of Incorporation of Target as in force and effect at the effective time of the Merger shall be the Certificate of Incorporation of the surviving corporation until further amended pursuant to the provisions of the DGCL;

         FURTHER RESOLVED, that the by-laws of the Company as in force and effect at the effective time of the Merger shall be the by-laws of the surviving corporation, until further amended as provided therein and in the manner prescribed by the provisions of the DGCL;

         FURTHER RESOLVED, that the directors of the Company immediately prior to the effective time of the Merger shall become the directors of the surviving corporation, all of whom shall hold their directorships until the earlier of their resignation or removal or until the election and qualification of their respective successors;

         FURTHER RESOLVED, that each Share of common stock of Target issued and outstanding immediately prior to the effective time of the Merger (other than shares of

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         common stock of Target held in the treasury of Target, held by SFX, the
         Company, Target or any wholly owned subsidiary of any of the foregoing, and other than shares of common stock held by stockholders of Target who have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL) shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into the right to receive, as consideration therefor, $4.00 in cash. Each such share of common stock of Target shall, by virtue of the merger and without any action on the part of the holder thereof, no longer be outstanding, be canceled and retired and cease to exist, and each holder of a certificate representing any such shares of common stock of Target shall thereafter cease to have any rights with respect to such shares, except the right of such holders to (i) receive the aforementioned consideration of $4.00 per share for any such certificate upon surrender to the surviving corporation or (ii) exercise appraisal rights as set forth in Section 262 of the DGCL, if properly perfected;

         FURTHER RESOLVED, that each share of common stock of Target issued and outstanding and held by SFX, the Company, the Target or any wholly owned subsidiary of any of the foregoing immediately prior to the effective time of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist;

         FURTHER RESOLVED, that each share of common stock of the Company issued and outstanding immediately prior to the effective time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a number of fully paid and nonassessable shares of common stock, par value $.001 per share, of the surviving corporation equal to the quotient realized by dividing (a) the aggregate number of shares of Target common stock determined on a fully-diluted basis immediately prior to the effective time of the Merger by (b) the aggregate number of shares of capital stock of the Company issued and outstanding immediately prior to the effective time of the Merger;

         FURTHER RESOLVED, that the effective time of the Merger Agreement, and the time the Merger shall become effective in the State of Delaware, shall be immediately upon the proper filing or a certificate or Merger or Certificate of Ownership and Merger with the Delaware Secretary of State.

THIRD: The merger herein described has been approved by written consent of the sole stockholder of the Corporation, PACE Entertainment Corporation, a Delaware corporation, on September 11, 1998 in accordance with Section 228(a) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, this Certificate of Ownership and Merger is hereby executed upon behalf of the Corporation as of September 11, 1998.

                                                           MWE ACQUISITION CORP.

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                                                   By:/s/ Thomas P. Benson
                                                   Name: Thomas P. Benson
                                                   Its: Chief Financial Officer